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                                                                    EXHIBIT (23)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference into the registration statements of Sonoco Products Company on Form S-8 (filed September 9, 1985, June 3, 1988, November 28, 1989, February 6, 1992, November 22, 1993 and June 7, 1995) and Form S-3 (filed June 6, 1991, File No. 33-40538; filed October 4, 1993, File No. 33-50501 as amended; filed October 4, 1993, File No. 33-50503 as amended) of our report dated January 31, 1996, on our audits of the consolidated financial statements and financial statement schedule of Sonoco Products Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.




                                                 /s/    Coopers & Lybrand L.L.P.
                                                --------------------------------
                                                        COOPERS & LYBRAND L.L.P.
Charlotte, North Carolina
March 27, 1996